SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549


                                   FORM 8-K


                                CURRENT REPORT
                      PURSUANT TO SECTION 13 OR 15(D) OF
                      THE SECURITIES EXCHANGE ACT OF 1934


       Date of Report (Date of Earliest Event Reported) October 20, 1999


                     E. I. du Pont de Nemours and Company
            (Exact Name of Registrant as Specified in Its Charter)


            Delaware                   1-815              51-0014090
    (State or Other Jurisdiction     (Commission       (I.R.S Employer
         of Incorporation)           File Number)     Identification No.)


                              1007 Market Street
                          Wilmington, Delaware  19898
                   (Address of principal executive offices)


      Registrant's telephone number, including area code:  (302) 774-1000

Item 7.  Financial Statements and Exhibits
         ---------------------------------

     In connection with Debt and/or Equity Securities that may be offered on a delayed or continuous basis under Registration Statements on Form S-3 (No. 33-53327, No. 33-61339, No. 33-60069 and No. 333-86363), we hereby file the following press release.


    Exhibit
    Number                      Description of Exhibit
    -------        -------------------------------------------------

      99 Copy of the Registrant's Earnings Press Release, dated October 20, 1999.
















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








                                  SIGNATURE



          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.





                                 E. I. DU PONT DE NEMOURS AND COMPANY
                                             (Registrant)




                                          /s/ D. B. Smith
                                 ------------------------------------
                                             D. B. Smith
                                         Assistant Controller




October 20, 1999

                                 EXHIBIT INDEX



Exhibit
Number                           Description of Exhibits
-------        ------------------------------------------------------------

  99           Copy of the Registrant's Earnings Press Release, dated
               October 20, 1999.

                                                               EXHIBIT 99




                                                     Contact:  Susan Gaffney
                                                               (302) 774-2698




                  DUPONT REPORTS THIRD QUARTER 1999 EARNINGS
                  ------------------------------------------


        WILMINGTON, Del., October 20 -- DuPont reported third quarter under-lying earnings per share from continuing operations of $.59 up 11 percent from 1998 third quarter earnings of $.53. Including income from discontinued operations of $.06 per share, nonrecurring charges totaling $.42 per share, and a $6.92 per share gain on the disposition of Conoco, total reported earnings were $7.15 per share compared to a loss of $.54 per share in 1998.

                              Earnings Highlights
                              -------------------

                                                          Including
                                                      Nonrecurring and
                                   Underlying        Extraordinary Items
                                 --------------      -------------------
      (per share diluted)        1999      1998      1999         1998
                                 ----      ----      -----       -------
    Continuing Operations        $.59      $.53      $ .17       $(.50)
    Discontinued Operations       .06       .14       6.98         .14
    Extraordinary Item              -         -          -        (.18)
                                 ----      ----      -----       -----
                                 $.65      $.67      $7.15       $(.54)

Third Quarter Accomplishments
-----------------------------
     o  Sales were up 7 percent from the prior year.

     o Underlying income from continuing operations increased 2.5 percent, overcoming a 3 percent decline in average selling prices.

     o Successfully completed the Conoco divestiture which, including the Initial Public Offering, realized $21 billion of shareholder value.

     o Completed the acquisition of Pioneer Hi-Bred International on October 1, strengthening DuPont's position in the agricultural market and related technologies.

        "Third quarter results demonstrated solid performance despite continued challenging conditions affecting the Agriculture and Polyester businesses," said Charles O. Holliday, Jr., DuPont chairman and chief executive officer. "Volumes, excluding acquisitions, were at their best level since the fourth quarter 1997. Four of our eight business segments, Performance Coatings and Polymers, Pharmaceuticals, Pigments and Chemicals, and Specialty Fibers delivered double-digit earnings growth."
        "Based on a strong and continuing recovery in our Asian business and an improving outlook for Europe, we remain confident of double-digit earnings growth next year," added Holliday.
Global Sales and Income Highlights
        Sales in the quarter were $6.5 billion, or 7 percent over the third quarter of 1998. With the Herberts business fully integrated into DuPont Performance Coatings, DuPont is now the global leader in automotive coatings. Sales, excluding this acquisition, were essentially flat with worldwide volumes up 3 percent and prices down 3 percent. Currency impact on prices was negligible. From a regional perspective:
     o Sales in the Asia Pacific region increased 31 percent with 26 percent volume growth, reflecting gains in all business units.

     o Europe sales were up 16 percent, with volume up 23 percent. Excluding the Herberts acquisition, sales declined 5 percent as 2 percent higher volume was more than offset by 7 percent lower prices, the latter principally reflecting a stronger dollar.

     o U.S. sales volume was flat compared to last year's third quarter. Discounting the adverse volume impact from weakness in the Crop Protection Products business, U.S. volume would have been 1 percent higher. Prices were down 2 percent, principally a result of lower polyester and nylon prices.

        Excluding nonrecurring items, income from continuing operations for the third quarter 1999 was $625 million compared to $610 million in 1998. Nonrecurring charges totaled $444 million and $1.2 billion in 1999 and 1998, respectively. The current quarter's nonrecurring items principally relate to previously announced charges for Nylon and Crop Protection Products. Third quarter 1998 included the write-off of purchased in-process research and development, charges for productivity initiatives, and a gain from an asset sale. Nonrecurring items are described in more detail in the accompanying footnotes.
     Business Segment Performance
        Comparing segment performance with the same quarter of last year, DuPont improved underlying after-tax operating income by 6 percent, recording $779 million compared with $733 million. Total segment sales were $7.2 billion, compared to $6.6 billion last year. Looking at the segments individually:
     o Performance Coatings & Polymers segment earnings were up 34 percent, reflecting double digit earnings growth in all business units. Sales increased 51 percent, reflecting principally the addition of Herberts and 10 percent higher sales volume in the remaining businesses. Engineering Polymers was particularly strong, reflecting in part a turnaround in Asia.

     o Pharmaceuticals segment earnings were up 18 percent, primarily due to earnings improvements from "Sustiva" and "Cozaar" and lower income taxes resulting from an increase in the proportion of lower-taxed foreign source income. Partly offsetting these improvements were higher research and development costs and expected lower sales of "Coumadin" warfarin sodium.

     o Specialty Fibers segment earnings increased 17 percent, reflecting better results for "Lycra" spandex, Advanced Fiber Systems and nonwovens. Sales were up 4 percent driven by 9 percent volume growth.

     o Pigments and Chemicals segment earnings were up 16 percent, reflecting increased earnings for White Pigments and Fluorochemicals. Fluorochemicals benefited from increased sales of CFC alternative products, and White Pigments from higher volumes in Europe and Asia.

     o Specialty Polymers segment earnings were up 7 percent, reflecting improvements in Photopolymers and Electronic Materials and "Corian", partly offset by lower results in Packaging & Industrial Polymers. Segment sales increased 8 percent, primarily reflecting significant volume growth outside the United States.

     o Nylon Enterprise segment earnings were down 9 percent, reflecting lower sales resulting from flat volumes and lower prices. Higher apparel and intermediates sales volumes were offset by slightly lower flooring and industrial sales volumes. Excluding the impact of lost production and out-of-pocket costs resulting from natural disasters, and an unexpected power outage at the Seaford, Delaware plant, third quarter earnings would have been modestly higher than last year.

     o Polyester Enterprise segment posted a loss of $23 million versus a loss of $3 million last year, largely due to an earnings decline in "Dacron". About one-third of this decline is attributable to recent hurricanes and floods on the U.S. east coast. The balance reflects a combination of lower selling prices and higher raw material costs.

     o The Agriculture & Nutrition segment posted a loss of $36 million versus earnings of $4 million last year, principally reflecting weakness in the Crop Protection Products business. Segment sales declined 19 percent.

     o The Other segment earnings were $23 million versus $16 million last year. The earnings increase principally reflects sales of interests in affiliates, partly offset by Global Services Business employee separation costs and the absence of prior-year earnings from Coal operations.

Discontinued Operations
        Underlying income from discontinued operations (Conoco, formerly DuPont's energy subsidiary) was $58 million compared to $160 million in last year's third quarter, with the reduction principally reflecting completion of the divestiture of Conoco on August 6, 1999, versus full ownership throughout the third quarter of last year. The current quarter also includes a gain of $7.3 billion or $6.92 per share on the final disposition of Conoco.

Forward-Looking Statements: This news release contains forward-looking statements based on management's current expectations, estimates and projec-tions. All statements that address expectations or projections about the future, including statements about the Company's strategy for growth, product development, market position, expected expenditures and financial results are forward-looking statements. Some of the forward-looking statements may be identified by words like "expects," "anticipates," "plans," "intends," "projects," "indicates," and similar expressions. These statements are not guarantees of future performance and involve a number of risks, uncertainties and assumptions. Many factors, including those discussed more fully elsewhere in this release and in DuPont's filings with the Securities and Exchange Commission, particularly its latest annual report on Form 10-K, as well as others, could cause results to differ materially from those stated. These factors include, but are not limited to changes in the laws, regulations, policies and economic conditions of countries in which the company does business; competitive pressures; successful integration of structural changes, including acquisitions, divestitures and alliances; failure of the company or related third parties to become Year 2000 capable; research and development of new products, including regulatory approval and market acceptance, and the seasonality of certain businesses, particularly in Agriculture & Nutrition.

                                      ###

10/20/99


E. I. DU PONT DE NEMOURS AND COMPANY AND CONSOLIDATED SUBSIDIARIES


                                                                    Three Months Ended           Nine Months Ended
CONSOLIDATED INCOME STATEMENT                                          September 30                September 30
-----------------------------------------------------------------------------------------------------------------------
(Dollars in millions, except per share)                               1999        1998           1999         1998
----------------------------------------------------------------------------------------------------------------------
SALES ........................................................       $6,481      $6,042        $19,800      $18,668
Other Income<Fa> .............................................          159         136<Fb>        412<Fc>      625<Fb>
                                                                     ------      ------        -------      -------
    Total ....................................................        6,640       6,178         20,212       19,293
                                                                     ------      ------        -------      -------
Cost of Goods Sold and Other Expenses<Fa> ....................        4,184       3,770         12,468       11,876
Selling, General and Administrative Expenses .................          624         542          1,784        1,527
Depreciation and Amortization ................................          373         368          1,081        1,067
Research and Development .....................................          394         362          1,139          900
Interest and Debt Expense ....................................          120         160            333          416
Purchased In-Process Research and Development<Fd> ............          -         1,441             40        1,501
Employee Separation Costs and Write-Down of Assets<Fe> .......          534         391            596          577
                                                                     ------      ------        -------      -------
    Total ....................................................        6,229       7,034         17,441       17,864
                                                                     ------      ------        -------      -------
INCOME (LOSS) FROM CONTINUING OPERATIONS BEFORE INCOME TAXES,
  MINORITY INTERESTS AND EXTRAORDINARY ITEM ..................          411        (856)         2,771        1,429
Provision for Income Tax Expenses (Credits) ..................          216        (290)         1,066          543
Minority Interests in Earnings (Loss) of Consolidated
  Subsidiaries ...............................................           14          (2)            50           19
                                                                     ------      ------        -------      -------
INCOME (LOSS) FROM CONTINUING OPERATIONS BEFORE
  EXTRAORDINARY ITEM .........................................          181        (564)         1,655          867
DISCONTINUED OPERATIONS
  Income from Operations of Discontinued Business,
    Net of Income Taxes ......................................          -           160            -            594
  Gain on Disposal of Discontinued Business,
    Net of Income Taxes<Ff> ..................................        7,349         -            7,455          -
                                                                     ------      ------        -------      -------
INCOME (LOSS) BEFORE EXTRAORDINARY ITEM ......................        7,530        (404)         9,110        1,461
Extraordinary Charge from Early Extinguishment of Debt,
  Net of Income Taxes<Fg> ....................................          -          (201)           -           (201)
                                                                     ------      ------        -------      -------
NET INCOME (LOSS) ............................................       $7,530      $ (605)       $ 9,110      $ 1,260
                                                                     ======      ======        =======      =======

BASIC EARNINGS (LOSS) PER SHARE OF COMMON STOCK<Fh><Fi>
  Continuing Operations Before Extraordinary Item ............       $  .17      $ (.50)       $  1.50      $   .76
  Discontinued Operations ....................................         7.08         .14           6.79          .53
  Extraordinary Charge .......................................          -          (.18)           -           (.18)
                                                                     ------      ------        -------      -------
  Net Income (Loss) ..........................................       $ 7.25      $ (.54)       $  8.29      $  1.11
                                                                     ======      ======        =======      =======
DILUTED EARNINGS PER SHARE OF COMMON STOCK<Fh><Fi>
  Continuing Operations Before Extraordinary Item ............       $  .17      $ (.50)       $  1.48      $   .75
  Discontinued Operations ....................................         6.98         .14           6.71          .52
  Extraordinary Charge .......................................          -          (.18)           -           (.18)
                                                                     ------      ------        -------      -------
  Net Income (Loss) ..........................................       $ 7.15      $ (.54)       $  8.19      $  1.09
                                                                     ======      ======        =======      =======
DIVIDENDS PER SHARE OF COMMON STOCK ..........................       $  .35      $  .35        $  1.05      $ 1.015
                                                                     ======      ======        =======      =======


[FN]
NOTES TO CONSOLIDATED INCOME STATEMENT

<Fa> Amortization of intangible assets is principally reported in Cost of
     Goods Sold and Other Expenses. Amortization for companies accounted for under the equity method is reported in Other Income. Total amortization of intangible assets was $60 and $167 for the third quarter and year-to-date 1999, respectively. Amounts for comparable periods of 1998 were $49 and $107, respectively.

<Fb> Third quarter 1998 includes a $55 gain within Pigments & Chemicals due to the sale of Hydrogen Peroxide assets.

<Fc> Includes an exchange loss of $131 on forward exchange contracts purchased in 1998 to lock in the U.S. dollar cost of the acquisition of Herberts, the automotive coatings business of Hoechst AG. The purchase price of Herberts was negotiated in German marks.

<Fd> Purchased in-process research and development represents the value assigned in a purchase business combination to research and development projects of the acquired business that were in progress at the time of purchase for which technological feasibility has not yet been established and no alternative future use is anticipated. Year-to-date 1999 repre-sents an estimated charge of $40 that was recorded in the first quarter in conjunction with the purchase of Herberts based on preliminary alloca-tions of purchase price that are subject to revision upon completion of valuations and purchase accounting allocations.

     During the third quarter 1998, a charge of $1,300 was recorded in con-junction with the purchase of Merck's interest in The DuPont Merck Pharmaceutical Company based on preliminary allocations of purchase price which were subject to revision upon completion of valuations and purchase accounting allocations. In addition, a charge of $141 was recorded based on a revised estimate of the purchased in-process research and develop-ment associated with the purchase of the polyester businesses of ICI. 1998 year to date also includes a $60 charge for revision based on finalization of the purchase price allocation in conjunction with the purchase of Protein Technologies International.

<Fe> Third quarter 1999 charges of $534 primarily result from previously announced restructuring activities within Agriculture & Nutrition and within the Nylon Enterprise. The charge for Agriculture & Nutrition totaled $170 and included termination payments to about 800 employees, the shutdown of various manufacturing facilities, and the write-off of an intangible asset resulting from the loss of exclusive product marketing rights. The Nylon Enterprise charge totaled $364, of which $252 repre-sents an impairment charge for the write-down of an adipic acid plant in Singapore that will continue to be operated. Other costs are principally due to the write-down of manufacturing assets in India pursuant to a sales agreement and the liquidation of a joint venture in China.

[FN]
NOTES TO CONSOLIDATED INCOME STATEMENT - (CONT'D)

     Year-to-date 1999 charges also includes $62 of employee separation costs for about 850 employees within the Polyester Enterprise.

     Third quarter 1998 charges of $391 result from implementation of Company-wide productivity improvement initiatives. This includes $202 associated with separation costs for over 2,600 employees, and $189 in asset write-downs, principally due to shutdown and dismantlement of excess production capacity. Year-to-date 1998 charges also include $108 of separation costs for about 1,500 employees within the Nylon Enterprise and $78 for the shutdown of related manufacturing facilities.

<Ff> Gain on disposal of discontinued business reflects Conoco's operations through August 6, 1999 and includes the gain of $7,291 realized by the Company from the completion of the Conoco exchange offer.

<Fg> During the third quarter 1998, the Company recognized an extraordinary after-tax charge of $201 ($275 pretax, less taxes of $74), as a result of a debt call and tender offer with an aggregate principal amount of $1,633.

<Fh> Earnings per share are calculated on the basis of the following average number of common shares outstanding:

                   Three Months Ended                Nine Months Ended
                      September 30                     September 30
             ------------------------------    ------------------------------
                 Basic           Diluted           Basic           Diluted
             -------------    -------------    -------------    -------------
     1999    1,038,268,303    1,052,845,443    1,097,795,167    1,111,388,460
     1998    1,130,461,535    1,130,461,535    1,129,608,903    1,147,393,778

<Fi> Year-to-date earnings per share do not equal the sum of quarterly earnings per share due to changes in average share calculations.






E. I. DU PONT DE NEMOURS AND COMPANY AND CONSOLIDATED SUBSIDIARIES



CONSOLIDATED SEGMENT INFORMATION -                                  Three Months Ended           Nine Months Ended
CONTINUING OPERATIONS<Fa>                                              September 30                 September 30
------------------------------------------------------------------------------------------------------------------------
(Dollars in millions)                                                  1999       1998           1999         1998
-----------------------------------------------------------------------------------------------------------------------
SEGMENT SALES<Fb>
-------------
Agriculture & Nutrition ......................................       $  461      $  569        $ 2,333      $ 2,570
Nylon Enterprise .............................................        1,097       1,148          3,349        3,483
Performance Coatings & Polymers ..............................        1,618       1,074          4,424        3,412
Pharmaceuticals<Fc> ..........................................          384         366          1,173          776
Pigments & Chemicals .........................................          912         909          2,727        2,768
Polyester Enterprise .........................................          668         664          1,935 <Fd>   2,157
Specialty Fibers .............................................          852         818          2,572        2,497
Specialty Polymers ...........................................        1,069         990          3,143        3,079
Other ........................................................          105         104            314          386
                                                                     ------      ------        -------      -------
    Total Segment Sales ......................................        7,166       6,642         21,970       21,128

Elimination of Intersegment Transfers ........................         (189)       (179)          (542)<Fd>    (565)
Elimination of Equity Affiliate Sales ........................         (496)       (401)        (1,628)      (1,875)
Miscellaneous ................................................          -           (20)           -            (20)
                                                                     ------      ------        -------      -------
    SALES ....................................................       $6,481      $6,042        $19,800 <Fd> $18,668
                                                                     ======      ======        =======      =======
AFTER-TAX OPERATING INCOME (LOSS)<Fe>
---------------------------------
Agriculture & Nutrition ......................................       $ (143)<Ff> $   (9)       $   154 <Ff> $   256 <Fg>
Nylon Enterprise .............................................         (250)<Fh>     64            (44)<Fh>     154 <Fi>
Performance Coatings & Polymers ..............................          155          99            415 <Fj>     349
Pharmaceuticals ..............................................           58        (796)<Fk>       182         (721)<Fk>
Pigments & Chemicals .........................................          160         134 <Fl>       464          428 <Fl>
Polyester Enterprise .........................................          (23)       (210)<Fm>       (82)        (205)<Fm>
Specialty Fibers .............................................          189         159            538          508
Specialty Polymers ...........................................          166         145            494          465
Other ........................................................           23         (27)            45           13
                                                                     ------      ------        -------      -------
    Total Segment ATOI .......................................          335        (441)         2,166        1,247

Interest & Exchange Gains and Losses .........................          (81)        (76)          (292)<Fo>    (228)
Corporate Expenses ...........................................          (73)        (47)          (219)        (152)
                                                                     ------      ------        -------      -------
    INCOME (LOSS) FROM CONTINUING OPERATIONS .................       $  181      $ (564)       $ 1,655      $   867
                                                                     ======      ======        =======      =======



[FN]
NOTES TO CONSOLIDATED SEGMENT INFORMATION - CONTINUING OPERATIONS
-----------------------------------------------------------------

<Fa> Certain reclassifications of segment data have been made to reflect changes in organizational structure.

<Fb> Includes pro rata equity affiliate sales and intersegment transfers.

<Fc> Effective first quarter 1999, revenues from contract manufacturing are reclassified from Other Income to Sales, and prior periods have been restated. These revenues are $20 and $70 for third quarter and year-to-date 1999, respectively, versus $20 and $55 for the comparable periods of 1998. The increase in year-to-date sales reflects the current
     100 percent ownership of the pharmaceuticals business versus 50 percent prior to July 1, 1998.

<Fd> Includes minor reclassification between Sales and Intersegment Transfers for second quarter activity within the Polyester Enterprise.

<Fe> Third quarter 1998 includes a charge of $256 resulting from a Company-
     wide productivity improvement initiative as follows: Agriculture & Nutrition - $13; Nylon Enterprise - $32; Performance Coatings & Polymers
     - $17; Pigments & Chemicals - $40; Polyester Enterprise - $98; Specialty Fibers - $3; Specialty Polymers - $10; and Other - $43.

<Ff> Includes total charges of $107 attributable to termination payments to about 800 employees, shutdown of various manufacturing facilities and the write-off of an intangible asset resulting from the loss of exclusive product marketing rights.

<Fg> Includes a charge of $60 for revision, based on finalization of the purchase price allocation in conjunction with the purchase of Protein Technologies International, related to the value assigned to research and development in progress at the time of purchase for which technological feasibility has not yet been established and no alternative future use is anticipated.

<Fh> Includes total charges of $337, of which $247 is attributable to an impairment charge for the write-down of the adipic acid plant in Singapore that will continue to be operated. Other costs are principally due to the write-down of manufacturing assets in India pursuant to a sales agreement and the liquidation of a joint venture in China.

<Fi> In addition to the third quarter 1998 charge described in Note (e), 1998 year to date also includes charges within the Nylon Enterprise of $130 attributable to employee separation costs ($75) and the shutdown of related manufacturing facilities ($55).

[FN]
NOTES TO CONSOLIDATED SEGMENT INFORMATION - CONTINUING OPERATIONS - (CONT'D)
-----------------------------------------------------------------

<Fj> Includes an estimated charge of $40 based on preliminary purchase price allocations in conjunction with the purchase of Herberts, the automotive coatings business of Hoechst AG, related to the value assigned to research and development in progress at the time of purchase for which technological feasibility has not yet been established and no alternative future use is anticipated.

<Fk> Includes an estimated charge of $845 based on preliminary purchase price allocations in conjunction with the purchase of Merck's interest in The DuPont Merck Pharmaceutical Company related to the value assigned to research and development in progress at the time of purchase for which technological feasibility has not yet been established and no alternative future use is anticipated.

<Fl> Includes a $36 gain on the sale of Hydrogen Peroxide assets.

<Fm> Includes a charge of $109 based on a revised estimate of the purchased in-process research and development associated with the purchase of the polyester businesses of ICI.

[FN] Includes a charge of $40 related to employee separation costs for about
     850 employees within the Polyester Enterprise.

<Fo> Includes an exchange loss of $81 on forward exchange contracts purchased in 1998 to lock in the U.S. dollar cost of the acquisition of Herberts. The purchase price for Herberts was negotiated in German marks.




E. I. DU PONT DE NEMOURS AND COMPANY AND CONSOLIDATED SUBSIDIARIES


SEGMENT SALES VARIANCES
(3RD QUARTER 1999 VS 3RD QUARTER 1998)
-------------------------------------------------------------------------------------------------------------------------

                                                                                Sales        Percentage Change Due to:
                                                                               Percent     -----------------------------
                                                                               Change      Price     Volume     Other<Fa>
                                                                               -------     -----     ------     --------
                                                                                 (%)        (%)        (%)         (%)
Agriculture & Nutrition ..............................................          (19)        (1)       (18)
Nylon Enterprise .....................................................           (4)        (4)         0
Performance Coatings & Polymers ......................................           51         (3)        10           44
Pharmaceuticals ......................................................            5         N/A         5
Pigments & Chemicals .................................................            0         (1)         1
Polyester Enterprise .................................................            1         (7)         8
Specialty Fibers .....................................................            4         (5)         9
Specialty Polymers ...................................................            8         (6)        14
Other ................................................................            1         N/A        N/A           1

----------------
<Fa> Includes sales increase/(decrease) due to acquisitions and divestitures.



CONSOLIDATED SEGMENT INFORMATION
EXCLUDING IMPACT OF NONRECURRING ITEMS -                                       Three Months Ended     Nine Months Ended
CONTINUING OPERATIONS                                                             September 30           September 30
------------------------------------------------------------------------------------------------------------------------
(Dollars in millions)                                                          1999        1998      1999       1998
-----------------------------------------------------------------------------------------------------------------------
AFTER-TAX OPERATING INCOME
--------------------------
Agriculture & Nutrition ..............................................         $(36)       $  4      $  261     $  329
Nylon Enterprise .....................................................           87          96         293        316
Performance Coatings & Polymers ......................................          155         116         455        366
Pharmaceuticals ......................................................           58          49         182        124
Pigments & Chemicals .................................................          160         138         464        432
Polyester Enterprise .................................................          (23)         (3)        (42)         2
Specialty Fibers .....................................................          189         162         538        511
Specialty Polymers ...................................................          166         155         494        475
Other ................................................................           23          16          45         56
                                                                               ----        ----      ------     ------

   Total Segment ATOI ................................................          779         733       2,690      2,611

Interest & Exchange Gains and Losses .................................          (81)        (76)       (211)      (228)
Corporate Expenses ...................................................          (73)        (47)       (219)      (152)
                                                                               ----        ----      ------     ------

   INCOME FROM CONTINUING OPERATIONS .................................         $625        $610      $2,260     $2,231
                                                                               ====        ====      ======     ======


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